                                                                      Exhibit 11

                              Unitrode Corporation

           Computation of Primary and Fully Diluted Earnings per Share

Three months ended                               October 26, 1996  October 28, 1995
-----------------------------------------------------------------------------------
Net income                                         $ 4,985,359        $ 4,543,644
                                                   ===========        ===========

Primary earnings per share:
--------------------------
Weighted average of common shares outstanding       11,547,148         11,431,701
Equivalent shares arising from the assumed
  exercise of stock options                            228,171            465,339
                                                   -----------        -----------
Weighted average of common and common
  equivalent shares outstanding                     11,775,319         11,897,040
                                                   ===========        ===========

Net income                                         $       .42        $       .38
                                                   ===========        ===========

Fully diluted earnings per share:
--------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                  11,775,319         11,897,040
Incremental shares to reflect full
  dilution                                              49,900(1)               1(1)
                                                   -----------        -----------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                          11,825,219         11,897,041
                                                   ===========        ===========

Net income                                         $       .42        $       .38
                                                   ===========        ===========



(1)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11)
     although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11

                              Unitrode Corporation

           Computation of Primary and Fully Diluted Earnings per Share



Nine months ended                             October 26, 1996   October 28, 1995
---------------------------------------------------------------------------------
Net income                                       $14,953,887        $12,516,936
                                                 ===========        ===========

Primary earnings per share:
--------------------------
Weighted average of common shares outstanding     11,511,996         11,511,953
Equivalent shares arising from the assumed
  exercise of stock options                          310,711            408,810
                                                 -----------        -----------
Weighted average of common and common
  equivalent shares outstanding                   11,822,707         11,920,763
                                                 ===========        ===========

 Net income                                      $      1.26        $      1.05
                                                 ===========        ===========

Fully diluted earnings per share:
--------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                11,822,707         11,920,763
Incremental shares to reflect full
  dilution                                            16,633(1)          35,584(1)
                                                 -----------        -----------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                        11,839,340         11,956,347
                                                 ===========        ===========

 Net income                                      $      1.26        $      1.05
                                                 ===========        ===========

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.